GOLDEN PHOENIX ADDS MINING PROFESSIONALS CORBY
ANDERSON AND KENT AVESON TO ITS BOARD OF DIRECTORS

SPARKS, NV, September 28, 2006 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) is pleased to announce the appointment of Corby G. Anderson and Kent D. Aveson to fill two open seats on its five-person Board of Directors.

Corby Anderson is Director and Principal Process Engineer for the Center for Advanced Mineral and Metallurgical Processing at Montana Tech in Butte, Montana. He is professionally registered as a Charted Chemical Engineer and as a Qualified Professional. In addition to being a full research professor, Dr. Anderson has 27 years of experience in process, chemical and metallurgical engineering and industrial plant operations. He has implemented hydrometallurgical technologies for precious and base metal recovery, process control, separations and refining.

Dr. Anderson has been responsible for engineering design, start-up and operations of mineral processing and hydrometallurgical plants processing a broad range of precious and base metals. He is active in many professional organizations including participation as an SME Director and Vice President, IPMI Director, Trustee for Northwest Mining Association and Fellow of the Institution of Chemical Engineers. He received his B.Sc., Chemical Engineering from Montana State University, his M. Sc., Metallurgical Engineering from Montana Tech, and his Ph. D., Metallurgical Engineering from the University of Idaho. Dr. Anderson holds several international patents in process engineering.

Kent Aveson is a 32-year mining veteran currently serving as Director Continuous Improvement for Barrick Goldstrike Mines in Elko, Nevada. Trained as a Geological Engineer, Mr. Aveson is a seasoned mine manager with diversified experience throughout the industry including operations, project management, engineering, permitting, start-ups and reclamation. At Barrick, Mr. Aveson works in support of the Underground Division to problem solve, plan and develop improvement teams, train, and deliver multi-million dollar annual cost savings.

Earlier in his career, Mr. Aveson held positions as General Foreman, Mine Superintendent and Manager of Mines for large-scale operations in Colorado, Ohio and New Mexico. He is also a former member of the Board of Directors for the New Mexico State Mining Association. He has managed engineering departments and special projects, and is a two-time recipient of MSHA’s top Sentinels of Safety Award and a four-time winner of the New Mexico Operator of the Year Award. Mr. Aveson earned his B.Sc., Geological Engineering, from the University of Utah.

David A. Caldwell, President of Golden Phoenix, said, “Corby and Kent were asked to join Ron Parratt and Jeff Tissier as outside directors, reaffirming the core values of integrity of data, depth of experience and honor in execution, which form the backbone of Golden Phoenix’s business decisions. On behalf of our shareholders, I welcome them to our growing team of professionals as we enter Phase III of our restructuring plan.”

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, the Northern Champion molybdenum mine in Ontario, Canada, and is manager/operator and 60% owner and partner of the Ashdown gold and molybdenum property in Humboldt County, Nevada.

Visit the Golden Phoenix Web site at http://www.Golden-Phoenix.com/

Forward-Looking Statements. Certain statements included herein may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the Company's Form 10-KSB, Form 10-QSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of this date and the Company assumes no obligation to update such forward- looking statements as a result of a number of factors.

CONTACT:
Golden Phoenix Minerals, Inc.
Robert Martin
Executive Vice President for Strategic Development
775/853-4919

E & E Communications
Paul Knopick
949/707-5365
pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.